SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 10, 2015, Waste Management, Inc. (the “Company”) amended and restated its revolving credit agreement with a syndicate of banks (the “Banks”), Bank of America, N.A. (“BofA”), as administrative agent, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as syndication agents, BNP Paribas, Citibank, N.A., Deutsche Bank Securities Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Barclays Bank PLC, as lead arrangers and joint bookrunners (the “Third Amended and Restated Credit Agreement”). The Third Amended and Restated Credit Agreement maintained the total commitment under the facility at $2.25 billion and extended the maturity date to July 10, 2020. Waste Management Holdings, Inc., a wholly-owned subsidiary of the Company, guarantees all of the Company’s obligations under the Third Amended and Restated Credit Agreement.

Under the Third Amended and Restated Credit Agreement, the Company is required to pay, quarterly in arrears, (a) a facility fee in an amount ranging from .07% to .20% of the $2.25 billion in letter of credit and borrowing availability under the agreement (the “Facility Fee”) and (b) letter of credit fees in an amount ranging from .805% to 1.30% of outstanding letters of credit issued under the agreement (the “L/C Fee”). Additionally, any borrowings under the Third Amended and Restated Credit Agreement will bear interest at either (x) the Eurodollar London Interbank Offered Rate (“LIBOR”) for the applicable interest period, plus a spread ranging from .805% to 1.30% per annum (a “Eurodollar Loan”), or (y) a base rate equal to the highest of (i) the U.S. Federal Funds Rate plus 1/2 of 1%, (ii) BofA’s announced prime rate, or (iii) the Eurodollar Rate plus 1%, plus a spread ranging from zero to .30% per annum (a “Base Rate Loan”). The Facility Fee and the L/C Fee percentages and the spread applicable to Eurodollar Loans and Base Rate Loans depend on the Company’s senior public debt rating as determined by Standard & Poor’s and Moody’s. Based on the Company’s current senior public debt rating, the Facility Fee is .10% per annum, the L/C Fee is 1.0% per annum, and the spreads applicable to Eurodollar Loans and Base Rate Loans are 1.0% and zero per annum, respectively.

At closing, the Company had $833 million of letters of credit outstanding under the Third Amended & Restated Credit Agreement. The Company had unused and available credit capacity of $1.417 billion.

The Third Amended and Restated Credit Agreement contains customary representations and warranties and affirmative and negative covenants. The Third Amended and Restated Credit Agreement requires the Company to maintain a minimum interest coverage ratio and a maximum total debt to consolidated earnings before interest, taxes and depreciation and amortization (“EBITDA”) ratio. The interest coverage covenant requires that the ratio of the Company’s consolidated earnings before interest and taxes (or EBIT) for the preceding four fiscal quarters to its consolidated total interest expense for such period shall not be less than 2.75 to 1. The total debt to EBTIDA covenant requires that the ratio of the Company’s total debt to its EBITDA for the preceding four fiscal quarters shall not be more than 3.5 to 1. The calculation of all components used in the covenants are as defined in the Third Amended and Restated Credit Agreement. The Third Amended and Restated Credit Agreement contains certain restrictions on the ability of the Company’s subsidiaries to incur additional indebtedness as well as restrictions on the ability of the Company and its subsidiaries to, among other things, incur liens; engage in sale-leaseback transactions; make certain investments; and engage in mergers and consolidations.

The Third Amended and Restated Credit Agreement contains customary events of default, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after a stated grace period; inaccuracy of representations and warranties; violations of covenants, subject in certain cases to negotiated grace periods; certain bankruptcies and liquidations; a cross-default of more than $75 million; certain unsatisfied judgments of more than $50 million; certain ERISA-related events; and a change in control of the Company (as specified in the agreement). If an event of default occurs and is continuing, the Company may be required to repay all amounts outstanding under the Third Amended and Restated Credit Agreement and cash-collateralize any outstanding letters of credit supported by the Third Amended and Restated Credit Agreement. Banks that hold more than 50% of the commitments under the Third Amended and Restated Credit Agreement may elect to accelerate the maturity of all amounts due upon the occurrence and during the continuation of an event of default.

Several of the Banks that are party to the Third Amended and Restated Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The Third Amended and Restated Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the Third Amended and Restated Credit Agreement is not complete and is qualified in its entirety by reference to the exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:	$2.25 Billion Third Amended and Restated Revolving Credit Agreement dated as of July 10, 2015 by and among Waste Management, Inc. and Waste Management Holdings, Inc. and certain banks party thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as syndication agents, BNP Paribas, Citibank, N.A., Deutsche Bank Securities Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Barclays Bank PLC, as lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: July 14, 2015	By:	/s/ Barry H. Caldwell
Barry H. Caldwell
Senior Vice President, Corporate Affairs Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	$2.25 Billion Third Amended and Restated Revolving Credit Agreement dated as of July 10, 2015 by and among Waste Management, Inc. and Waste Management Holdings, Inc. and certain banks party thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as syndication agents, BNP Paribas, Citibank, N.A., Deutsche Bank Securities Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Barclays Bank PLC, as lead arrangers and joint bookrunners.

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